UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On August 2, 2019, BioCardia, Inc. (the “Company,” “us” or “we”) entered into an underwriting agreement with Maxim Group LLC (“Maxim”), as representative for the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the public offering (the “Offering”) by the Company of an aggregate of 1,666,667 units, with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price equal to $6.30 per share (the “Warrants”). The Warrants are immediately exercisable for shares of Common Stock at a price of $6.30 per share and expire five years from the date of issuance. In addition, the Company granted the Underwriters a 45-day option to purchase up to 250,000 additional shares of Common Stock, and/or 250,000 Warrants to cover over-allotments, if any.

The closing of the Offering occurred on August 6, 2019. The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-230779), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 9, 2019, as amended, and which became effective on August 2, 2019. The offering price to the public was $6.00 per unit. After deducting underwriting discounts and commissions and estimated offering expenses payable by us, we expect to realize net proceeds of approximately $8.76 million, or $10.15 million if the Underwriters exercise their over-allotment option in full.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 180 days following August 2, 2019 without the prior written consent of Underwriters.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriters warrants (the “Representative’s Warrants”) to purchase up to a total of 11,958 shares of Common Stock. The Representative’s Warrants are exercisable for Common Stock at an exercise price of $6.60 per share and have a term of five years. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the offering.

In connection with the Offering, on August 2, 2019, the Company also entered into a Warrant Agreement with Continental Stock Transfer & Trust Company (“Warrant Agreement”) pursuant to which Continental Stock Transfer & Trust Company agreed to act as warrant agent with respect to the Warrants.

The foregoing descriptions of the Underwriting Agreement, the Warrants, the Representative’s Warrants and the Warrant Agreement are not complete and are qualified in their entirety to the full text of the forms of Underwriting Agreement, Warrant, Representative’s Warrant and Warrant Agreement, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and incorporated by reference herein. The provisions of the Underwriting Agreement, Representative’s Warrants and Warrant Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the parties to each such document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or from the above-mentioned SEC website.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

As previously reported, on July 5, 2019 the Company issued $0.625 million in aggregate principal amount of convertible notes with an interest rate of 14.0% per year (the “Notes’) to accredited investors, a portion of which were issued to certain of our officers and directors and a principal stockholder (or their respective affiliates). At the closing of the Offering, the unpaid principal amount of the Notes, together with all interest accrued but unpaid thereon, automatically converted into 210,887 units, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, at a conversion price equal to 50% of the price of units sold to the public in the Offering.

The securities above were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01     Other Events.

In connection with the Offering, the Company issued press releases announcing the pricing and closing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
1.1	Underwriting Agreement, dated August 2, 2019, with Maxim Group LLC, as representative of the several underwriters.
4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Representative’s Warrant.
10.1	Warrant Agreement, dated August 2, 2019, by and between BioCardia, Inc. and Continental Stock Transfer & Trust Company.
99.1	Press release, dated August 2, 2019.
99.2	Press release, dated August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: August 6, 2019